Exhibit 21.1

List of Subsidiaries of the Registrant as at the date of this Report

Name	Jurisdiction of Incorporation	Percentage of Voting Securities Owned directly or indirectly by the Registrant

Yuanyu Enterprise Management Co., Limited	Hong Kong	70%